Exhibit 1.01
MaxLinear, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2022
Cautionary Note Concerning Forward-Looking Statements: This Conflict Minerals Report contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements include statements concerning MaxLinear’s objectives for its conflict minerals policy and compliance initiatives and actions it intends to take relating to conflict minerals. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from currently anticipated results. When considering forward-looking statements, you should consider, among other factors, the risk factors described in the reports and other filings that MaxLinear files with the United States Securities and Exchange Commission, including MaxLinear’s Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequent Quarterly Reports on Form 10-Q. The risk factors included in these filings are not exhaustive, and risks that are not identified therein could materially affect whether MaxLinear realizes the results anticipated or implied by any forward-looking statements contained in this Conflict Minerals Report. Except as required by law, MaxLinear disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.
Introduction
This Conflict Minerals Report (this “Report”) for MaxLinear, Inc. (“MaxLinear” or “we” or “our”) covers the reporting period from January 1, 2022 to December 31, 2022 and is presented in accordance with Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). This Report is filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD (the “Form SD”). A copy of this Report and the Form SD are publicly available on our website at https://investors.maxlinear.com/sec-filings.
    In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). Section 1502 of the Act related to conflict minerals and requires companies subject to the Act to file a Form SD annually with the United States Securities and Exchange Commission (“SEC”) to disclose whether the tungsten, tantalum, tin, and gold (referred to collectively as “3TG”) used in their products benefited, directly or indirectly, armed groups in the Democratic Republic of the Congo and adjoining countries (collectively, the “Covered Countries”). This Report, which is an exhibit to our Form SD, describes the design and implementation of our conflict minerals due diligence measures undertaken in 2022, including a description of how these measures were designed to determine, to our knowledge, the source mines, countries of origin, and processing facilities for 3TG contained in components used in MaxLinear’s products.

Background and Covered Products

MaxLinear is a provider of communications systems-on-chip (SoC) solutions used in broadband, mobile and wireline infrastructure, data center, and industrial and multi-market applications. As a fabless integrated circuit design company, we do not manufacture our products but contract for their manufacture through semiconductor foundries generally located in Asia. Our supply chain is complex, and multiple tiers exist between the mines from which 3TG are extracted and its incorporation into our products. We do not purchase raw ore or unrefined 3TG directly and make no purchases in the Covered Countries. As a result and as described more fully below, we rely on our foundries and suppliers to provide information on the origin of the 3TG contained in our products.
MaxLinear Covered Products
During 2022, MaxLinear contracted to manufacture and had manufactured a total of 946 integrated circuit products, or IC Products, (as measured by individual stock keeping units or SKUs) for our markets. We currently provide several types of broadband and communications semiconductor devices: radio frequency, or RF, receivers and RF Receiver System on Chip, or RF Receiver SoCs; wireless infrastructure backhaul RF receivers and modem SoCs; transimpedance amplifiers, or TIA’s; laser modulator drivers; clock and data recovery circuits; interface solutions; power management; and date encryption and compression. Our semiconductor solutions combine various analog and mixed-signal technologies and functionality that traditionally required the use of multiple external discrete components. Substantially all of MaxLinear’s revenues in calendar year 2022 were generated through sales of integrated circuit products.
MaxLinear also provides evaluation or demonstration circuit boards, or Board Products, to customers or prospective customers to allow them to test or validate MaxLinear’s IC products. Board Products are marketing or business development tools that facilitate the sale of MaxLinear’s IC Products. Because of their limited application, Board Products are manufactured and sold in very small quantities. Board Products are either assembled at MaxLinear facilities or manufactured for MaxLinear by third party suppliers. The supplier base for Board Products varies widely and includes many small suppliers, including printed circuit board manufacturers, component distributors, component manufacturers and manufacturers of custom made hardware such as RF filters, connectors, cables, etc. The sales of Board Products represented less than 1% of MaxLinear’s revenues in calendar year 2022.

Reasonable Country of Origin Inquiry
In accordance with Rule 13p-1 and Form SD, MaxLinear determined that 3TG are necessary to the functionality or production of its integrated circuit products and that 3TG are incorporated into its products during the manufacturing process. Accordingly, we undertook a reasonable country of origin inquiry (“RCOI”).
MaxLinear’s RCOI consisted principally of submitting to its suppliers the conflict minerals reporting template (the “RMI Template”) prepared by the Responsible Minerals Initiative (“RMI”), an initiative of the Responsible Business Alliance and Global e-Sustainability Initiative. MaxLinear submitted the RMI Template to all of its contract manufacturers and all of its first tier suppliers of components. MaxLinear then reviewed all responses for completeness, reasonableness, and consistency, and followed up for corrections and clarifications as MaxLinear determined appropriate.
Based on MaxLinear’s RCOI, MaxLinear was unable to determine that the 3TG used in its products did not originate in Covered Countries or are from recycled or scrap resources.
Due Diligence Process
    MaxLinear’s due diligence measures were designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”). The objectives of our diligence initiative were to determine, to the best of our ability, the source and chain of custody of the 3TG necessary for the functionality and/or production of our products; whether any such 3TG originated in the Covered Countries or are from recycled or scrap sources; and where such 3TG were determined to have originated in Covered Countries, whether armed groups directly or indirectly benefited from such 3TG.
Due diligence measures undertaken by MaxLinear included, but were not limited to, the following:
1. Establishment of Internal Management Systems
a.    Conflict Minerals Policy. In 2013, MaxLinear adopted and communicated to its foundries and suppliers a written policy relating to the use of conflict minerals in its supply chain. A copy of MaxLinear’s Conflict Minerals Policy is publicly available at https://www.maxlinear.com/support/quality/conflict-mineral-policy.
b.    Internal Management to Support Supply Chain Due Diligence. MaxLinear has established an internal compliance team with members from its operations, quality, finance, and legal functions, and these individuals are charged with the management of our conflict minerals program.
c.    Controls and Transparency. As described above, MaxLinear undertook an RCOI with respect to conflict minerals in our supply chain by providing the RMI Template to each of our contract manufacturers and other first tier suppliers to gather information about their use of 3TG, the smelters and refiners in their supply chain that are included in our products, and the countries of origin or the recycled or scrap sources for 3TG used in our products. For 2022, the direct supplier response rate to us was greater than 95%.
d.    Supplier Engagement. MaxLinear continues to engage actively with its foundries and other first tier suppliers to strengthen its relationship with them. We have communicated to our foundries and other suppliers our commitment to source 3TG in a manner that does not, directly or indirectly, benefit armed groups in the Covered Countries, and we have communicated that we will consider alternative arrangements with other manufacturers or suppliers who are unable to cooperate in our due diligence efforts. Based on responses from our suppliers, in 2022, 95% of our direct suppliers have reported to us that they require their direct suppliers to source 3TG from smelters whose due diligence practices have been validated by an independent third party audit program.
e.    Grievance Mechanism. Employees and others may report, anonymously, violations or concerns about the conduct of our business, including our implementation and enforcement of our Conflict Minerals Policy under MaxLinear’s confidential reporting policy and complaint procedures via MaxLinear EthicsConnect online reporting tool (https://www.maxlinear.ethicspoint.com) and/or hotline, both available in local languages.
2. Identification and Assessment of Risks in the Supply Chain
Because of our position within our supply chain, identifying actors upstream from our first tier contract manufacturers and suppliers is difficult. As discussed above, we identified our foundries and first tier suppliers and relied on them to provide the necessary information about the source of conflict minerals contained in the products that we contract to have manufactured. Similarly, our foundries and first tier suppliers rely on information provided by their suppliers to provide information regarding the country of origin or the recycled or scrap sources of 3TG included in our products.
3. Designing and Implementing a Strategy to Respond to Identified Risks
We have developed a formal risk management plan through which our conflict minerals program is implemented, managed, and monitored. During calendar years 2013 to 2022 and continuing into 2023, where foundries or suppliers were unable to provide MaxLinear with complete or reliable responses to the RMI Template, we considered these matters internally. To date, we have not identified any circumstances where we concluded that it was necessary to terminate any contract or relationship or find a replacement manufacturer or supplier as a result of conflict minerals matters.
4.    Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
We do not have a direct relationship with any smelters or refiners in our supply chain. As a result, we do not and cannot conduct any audits directly. Instead, we support the development and implementation of independent third party audits of smelters such as the RMI’s Responsible Minerals Assurance Process (“RMAP”) by encouraging our foundries and other suppliers to purchase materials from audited smelters that have been validated as conflict-free under the RMAP.
5.    Reporting on Supply Chain Due Diligence
In May 2023, we publicly filed the Form SD and this Report with the SEC. A copy of this Report and the Form SD are publicly available at https://investors.maxlinear.com/sec-filings. This Report includes information about the RCOI methodology utilized by the Company, the design of our due diligence process in conformance with the OECD Framework, the list of known smelters and refiners utilized in our supply chain identified in our due diligence process, and a description of our products that incorporate 3TG necessary to the functionality or production of such products.
Smelters and Refiners in Supply Chain
    We adopted RMI’s industry approach to trace back the origin of 3TG by identifying smelters, refineries, or recyclers and scrap supplier sources through our supply chain survey results. MaxLinear leveraged RMI and the RMAP to trace the mine of origin of the 3TG to its ore level. The RMAP audits smelters and refineries to ensure that all certified smelters and refineries use only the ores that are conflict free from the Covered Countries. Based on information that was provided by our foundries and other first tier suppliers or that was otherwise obtained through our due diligence process, we believe, to the extent reasonably determinable, that the following facilities were used to process 3TG contained in our covered products.

    We have also provided information concerning whether the smelter participates in the RMAP and has been audited or whether it has agreed to participate in the RMAP but the audit process has not yet been completed.

Metal	Smelter or Refiner Name	Country	RMAP Status*
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	C
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	C
Gold	Agosi AG	GERMANY	C
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	C
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	C
Gold	Argor-Heraeus S.A.	SWITZERLAND	C
Gold	Asahi Pretec Corp.	JAPAN	C
Gold	Asaka Riken Co., Ltd.	JAPAN	C
Gold	ATAkulche	TURKEY	A
Gold	Aurubis AG	GERMANY	C
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	C
Gold	Boliden AB	SWEDEN	C
Gold	C. Hafner GmbH + Co. KG	GERMANY	C
Gold	Caridad	MEXICO	A
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	C
Gold	Cendres + Metaux S.A.	SWITZERLAND	A
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	A

Metal	Smelter or Refiner Name	Country	RMAP Status*
Gold	Chimet S.p.A.	ITALY	C
Gold	Chugai Mining	JAPAN	C
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	A
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	A
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	C
Gold	DODUCO Contacts and Refining GmbH	GERMANY	A
Gold	Dowa	JAPAN	C
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	C
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	A
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	A
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	A
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	A
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	C
Gold	Heimerle + Meule GmbH	GERMANY	C
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	C
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	C
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	A
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	A
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	A
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	C
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	C
Gold	Istanbul Gold Refinery	TURKEY	C
Gold	Japan Mint	JAPAN	C
Gold	Jiangxi Copper Co., Ltd.	CHINA	C
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	C
Gold	Asahi Refining Canada Ltd.	CANADA	C
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	A
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	A
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	C
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	A
Gold	Kazzinc	KAZAKHSTAN	C
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	C
Gold	Kojima Chemicals Co., Ltd.	JAPAN	C
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	A
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	A
Gold	Lingbao Gold Co., Ltd.	CHINA	A
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	A
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	C
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	A
Gold	Materion	UNITED STATES OF AMERICA	C
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	C
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	C
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	C
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	C
Gold	Metalor Technologies S.A.	SWITZERLAND	C
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	C

Metal	Smelter or Refiner Name	Country	RMAP Status*
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	C
Gold	Mitsubishi Materials Corporation	JAPAN	C
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	C
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	A
Gold	Nadir Metal Rafineri San.Ve Tic. A.S.	TURKEY	C
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	C
Gold	Nihon Material Co., Ltd.	JAPAN	C
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	C
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	A
Gold	PAMP S.A.	SWITZERLAND	C
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	A
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	A
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	C
Gold	PX Precinox S.A.	SWITZERLAND	C
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	C
Gold	Royal Canadian Mint	CANADA	C
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	A
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	A
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	A
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	C
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	CHINA	A
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	C
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	C
Gold	Shyolkovsky	RUSSIAN FEDERATION	A
Gold	Solar Applied Materials Technology Corp.	TAIWAN, REPUBLIC OF CHINA	C
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	C
Gold	Super Dragon Technology Co., Ltd.	CHINA	A
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	C
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	A
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	C
Gold	Tokuriki Honten Co., Ltd.	JAPAN	C
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CHINA	A
Gold	Torecom	KOREA, REPUBLIC OF	C
Gold	Umicore Brasil Ltda.	BRAZIL	A
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	C
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	C
Gold	Valcambi S.A.	SWITZERLAND	C
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	C
Gold	Yamakin Co., Ltd.	JAPAN	C
Gold	Yokohama Metal Co., Ltd.	JAPAN	C
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	C
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	C
Gold	Morris and Watson	NEW ZEALAND	A
Gold	SAFINA A.S.	CZECHIA	C

Metal	Smelter or Refiner Name	Country	RMAP Status*
Gold	Guangdong Jinding Gold Limited	CHINA	A
Gold	Umicore Precious Metals Thailand	THAILAND	A
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	C
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	C
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	A
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	C
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	A
Gold	Singway Technology Co., Ltd.	TAIWAN, REPUBLIC OF CHINA	A
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	A
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	A
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	C
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	C
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	A
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	A
Gold	Sudan Gold Refinery	SUDAN	A
Gold	T.C.A S.p.A	ITALY	C
Gold	REMONDIS PMR B.V.	NETHERLANDS	C
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	A
Gold	Industrial Refining Company	BELGIUM	A
Gold	Shirpur Gold Refinery Ltd.	INDIA	A
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	C
Gold	Marsam Metals	BRAZIL	A
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	C
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	C
Gold	SAAMP	FRANCE	C
Gold	L'Orfebre S.A.	ANDORRA	C
Gold	8853 S.p.A.	ITALY	A
Gold	Italpreziosi	ITALY	C
Gold	SAXONIA Edelmetalle GmbH	GERMANY	A
Gold	WIELAND Edelmetalle GmbH	GERMANY	C
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	C
Gold	AU Traders and Refiners	SOUTH AFRICA	A
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	A
Gold	Sai Refinery	INDIA	A
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	A
Gold	Modeltech Sdn Bhd	MALAYSIA	A
Gold	Bangalore Refinery	INDIA	C
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	A
Gold	Morris and Watson Gold Coast	AUSTRALIA	A
Gold	DEGUSSA	GERMANY	A
Gold	Pease & Curren	UNITED STATES OF AMERICA	A
Gold	JALAN & Company	INDIA	A
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	C
Gold	Planta Recuperadora de Metales SpA	CHILE	C
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	A

Metal	Smelter or Refiner Name	Country	RMAP Status*
Gold	Safimet S.p.A	ITALY	A
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	A
Gold	African Gold Refinery	UGANDA	A
Gold	Gold Coast Refinery	GHANA	A
Gold	NH Recytech Company	KOREA, REPUBLIC OF	C
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	A
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	A
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	A
Gold	CGR Metalloys Pvt Ltd.	INDIA	A
Gold	Sovereign Metals	INDIA	A
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	A
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	C
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	C
Gold	Augmont Enterprises Private Limited	INDIA	A
Gold	Kundan Care Products Ltd.	INDIA	A
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	A
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	A
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	A
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	A
Gold	K.A. Rasmussen	NORWAY	A
Gold	Alexy Metals	UNITED STATES OF AMERICA	C
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	C
Gold	Sellem Industries Ltd.	MAURITANIA	A
Gold	MD Overseas	INDIA	A
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	A
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	C
Gold	WEEEREFINING	FRANCE	A
Gold	Value Trading	BELGIUM	A
Gold	Gold by Gold Colombia	COLOMBIA	C
Tantalum	Asaka Riken Co., Ltd.	JAPAN	A
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	A
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	A
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	A
Tantalum	F&X Electro-Materials Ltd.	CHINA	C
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	C
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	C
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	C
Tantalum	LSM Brasil S.A.	BRAZIL	C
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	C
Tantalum	Mineracao Taboca S.A.	BRAZIL	C
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	C
Tantalum	NPM Silmet AS	ESTONIA	C
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	C
Tantalum	QuantumClean	UNITED STATES OF AMERICA	C
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	C
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	A

Metal	Smelter or Refiner Name	Country	RMAP Status*
Tantalum	Taki Chemical Co., Ltd.	JAPAN	C
Tantalum	Telex Metals	UNITED STATES OF AMERICA	C
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	C
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	C
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	C
Tantalum	FIR Metals & Resource Ltd.	CHINA	C
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	C
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	C
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	C
Tantalum	KEMET Blue Metals	MEXICO	C
Tantalum	TANIOBIS Co., Ltd.	THAILAND	C
Tantalum	TANIOBIS GmbH	GERMANY	C
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	C
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	C
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	C
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	C
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	C
Tantalum	Global Advanced Metals Aizu	JAPAN	C
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	A
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	C
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	C
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	A
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	A
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	A
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	C
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	C
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	A
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	A
Tin	Alent plc Alpha	UNITED STATES OF AMERICA	C
Tin	CV Gita Pesona	INDONESIA	A
Tin	PT Aries Kencana Sejahtera	INDONESIA	C
Tin	PT Premium Tin Indonesia	INDONESIA	C
Tin	CV United Smelting	INDONESIA	A
Tin	Dowa	JAPAN	C
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	C
Tin	Estanho de Rondonia S.A.	BRAZIL	C
Tin	Fenix Metals	POLAND	C
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	C
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	A
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	A
Tin	IMPAG AG	SWITZERLAND	A
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	A
Tin	China Tin Group Co., Ltd.	CHINA	C
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	C

Metal	Smelter or Refiner Name	Country	RMAP Status*
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	C
Tin	Metallum Group Holding NV	BELGIUM	A
Tin	Mineração Taboca S.A.	BRAZIL	C
Tin	Funsur Smelter Minsur	PERU	C
Tin	Mitsubishi Materials Corporation	JAPAN	C
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	C
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	A
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	C
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	C
Tin	PT Artha Cipta Langgeng	INDONESIA	C
Tin	PT Babel Inti Perkasa	INDONESIA	C
Tin	PT Babel Surya Alam Lestari	INDONESIA	C
Tin	PT Bangka Tin Industry	INDONESIA	A
Tin	PT Belitung Industri Sejahtera	INDONESIA	A
Tin	PT Bukit Timah	INDONESIA	C
Tin	PT DS Jaya Abadi	INDONESIA	A
Tin	PT Eunindo Usaha Mandiri	INDONESIA	A
Tin	PT Mitra Stania Prima	INDONESIA	C
Tin	PT Panca Mega Persada	INDONESIA	A
Tin	PT Prima Timah Utama	INDONESIA	C
Tin	PT Refined Bangka Tin	INDONESIA	C
Tin	PT Sariwiguna Binasentosa	INDONESIA	C
Tin	PT Stanindo Inti Perkasa	INDONESIA	C
Tin	PT Sumber Jaya Indah	INDONESIA	A
Tin	PT Timah Tbk Kundur	INDONESIA	C
Tin	PT Timah Tbk Mentok	INDONESIA	C
Tin	PT Timah Nusantara	INDONESIA	A
Tin	PT Tinindo Inter Nusa	INDONESIA	A
Tin	PT Tommy Utama	INDONESIA	C
Tin	Rui Da Hung	TAIWAN, REPUBLIC OF CHINA	C
Tin	Soft Metais Ltda.	BRAZIL	A
Tin	Thaisarco	THAILAND	C
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	A
Tin	Mining and processing tin-tungsten ore Giang Son - VQB Co., Ltd.	VIETNAM	A
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	C
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	C
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	C
Tin	CV Venus Inti Perkasa	INDONESIA	C
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	C
Tin	PT Tirus Putra Mandiri	INDONESIA	A
Tin	Melt Metais e Ligas S.A.	BRAZIL	A
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	C
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	C
Tin	PT Inti Stania Prima	INDONESIA	A

Metal	Smelter or Refiner Name	Country	RMAP Status*
Tin	CV Ayi Jaya	INDONESIA	C
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	A
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	A
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	A
Tin	CV Dua Sekawan	INDONESIA	A
Tin	PT Cipta Persada Mulia	INDONESIA	C
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	A
Tin	Resind Industria e Comercio Ltda.	BRAZIL	C
Tin	Super Ligas	BRAZIL	A
Tin	Metallo Belgium N.V.	BELGIUM	C
Tin	Metallo Spain S.L.U.	SPAIN	C
Tin	PT Bangka Prima Tin	INDONESIA	C
Tin	PT Sukses Inti Makmur	INDONESIA	C
Tin	PT Kijang Jaya Mandiri	INDONESIA	A
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	C
Tin	PT Menara Cipta Mulia	INDONESIA	C
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	C
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	A
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	A
Tin	Modeltech Sdn Bhd	MALAYSIA	A
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	A
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	C
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	C
Tin	PT Bangka Serumpun	INDONESIA	C
Tin	Pongpipat Company Limited	MYANMAR	A
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	C
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	A
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	C
Tin	PT Masbro Alam Stania	INDONESIA	A
Tin	PT Rajawali Rimba Perkasa	INDONESIA	C
Tin	Luna Smelter, Ltd.	RWANDA	C
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	A
Tin	Precious Minerals and Smelting Limited	INDIA	A
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	A
Tin	PT Mitra Sukses Globalindo	INDONESIA	C
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	C
Tin	CRM Synergies	SPAIN	C
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	C
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	C
Tungsten	A.L.M.T. Corp.	JAPAN	C
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	C
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA	C
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	C
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	A

Metal	Smelter or Refiner Name	Country	RMAP Status*
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	A
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	C
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	C
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	A
Tungsten	Japan New Metals Co., Ltd.	JAPAN	C
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	C
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	C
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	A
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	A
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	C
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	C
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	A
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	A
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	C
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	C
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	C
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	C
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	C
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	C
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	C
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	C
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	C
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	C
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	A
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	C
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	C
Tungsten	Masan High-Tech Materials	VIET NAM	C
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	C
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	A
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	C
Tungsten	China Molybdenum Co., Ltd.	CHINA	C
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	C
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	A
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	A
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	A
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	A
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	C
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	C
Tungsten	ACL Metais Eireli	BRAZIL	A
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	A
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	A
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	A
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	C
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	C
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, REPUBLIC OF CHINA	C

Metal	Smelter or Refiner Name	Country	RMAP Status*
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	A
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	A
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	CHINA	C
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	A
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA	A
Tungsten	Cronimet Brasil Ltda	BRAZIL	C
Tungsten	Artek LLC	RUSSIAN FEDERATION	A
Tungsten	Fujian Xinlu Tungsten	CHINA	C
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	A
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	A
Tungsten	LLC Vostok	RUSSIAN FEDERATION	A
_________________________

*	This column indicates whether the known smelter or refiner participates in the RMAP as a smelter that sources conflict minerals in a manner that does not finance or benefit armed groups in the Covered Countries. For purposes of this column, “C” denotes that the smelter participates in the RMAP and successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment to be deemed “Conformant”, “A” denotes that the smelter has agreed to participate in the RMAP but that the audit process has not yet been completed as of May 5, 2023, and “U” denotes that the smelter or refinery has not received a “conflict free” designation from an independent third party audit program or the facility’s receipt of such designation is undeterminable.

Future Steps
    We have communicated our expectations to our foundries and other first tier suppliers regarding our commitment to sourcing minerals for our products in a manner that does not, directly or indirectly, finance or benefit armed groups in the DRC or adjoining countries. Since the end of 2013, we have continued, and expect to continue to increase our engagement with our relevant manufacturing foundries and first tier suppliers in order to build their knowledge and capacity so they are able to provide MaxLinear with more complete and accurate information on the source and chain of custody of conflict minerals. In the future, we plan to extend our due diligence efforts to cobalt using the extended minerals reporting template created by the Responsible Business Alliance.